EXHIBIT 10.15
                             BOSTON BIOMEDICA, INC.

                      1987 NON-QUALIFIED STOCK OPTION PLAN

                         [REVISED AS OF JULY 23, 1993]

        1. Purpose. This 1987 Non-Qualified Stock Option Plan is intended to provide an opportunity to employees, officers, directors and consultants now or hereafter employed by or affiliated with the Corporation or any of its Subsidiaries to acquire stock in the Corporation, to provide increased incentives to such persons to promote the success of the Corporation's business and to encourage such persons to become affiliated with the Corporation through the granting of options to acquire its capital stock.

        2. Definitions. As used herein, the following terms will have the indicated meaning:

        "Committee" means the Committee of the Board of Directors as described in Section 4.

        "Corporation" means Boston Biomedica, Inc., a Massachusetts Corporation.

        "Fair Market Value" means the fair market value of the Stock or other asset, as reasonably determined in good faith by the Committee, on the date as of which Fair Market Value is determined.

        "Option" means the contractual right to purchase shares of Stock upon specified terms pursuant to this Plan.

        "Plan" means this Boston Biomedica, Inc. 1987 Non-Qualified Stock Option Plan.

        "Stock" means the Common  Stock, $.01 par value, of the Corporation.

        "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of grant of the Option, each of the corporations other than the last in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        3. Stock Subject to the Plan. The aggregate number of shares of the Corporation's Stock that may be issued and sold under the Plan shall be 1,795,200 shares. The shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i)

* Increased by Board of Directors in connection with the 20 to 1 stock split in the form of a 19 shares for each share divided effective July 23, 1993.


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Corporation for the purpose,  including  shares  purchased in the authorized but unissued shares, (ii) shares previously reserved for issuance upon exercise of Options which have expired or been terminated, or (iii) treasury shares and shares reacquired by the open market. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.

        4.      Administration of the Plan.

        (a) The "Plan" shall be administered by the Committee. The Committee shall consist of at least one member appointed by the Board of Directors, and such member shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), (i) the Committee shall consist of at least two members of the Board of Directors and (ii) no member of the Committee while a member thereof shall be eligible to participate in the Plan, nor may any person be appointed to the Committee unless he or she was not eligible to participate in the Plan or any other Plan of the Corporation at any time within the one-year period immediately prior to such appointment as provided in Rule 16b-3 promulgated under the Exchange Act.

        (b) Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons to whom Options shall be granted under the Plan; (ii) determine the number of shares covered by and the form of the Options, if any, to be granted, (iii) determine the time or times when Options shall be granted; (iv) establish the terms and conditions upon which Options may be exercised and/or transferred; (v) alter any restrictions or conditions upon Options; and (vi) adopt rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

        (c) In making its determinations hereunder, the Committee shall take into account the nature of the services rendered or to be rendered by the potential recipients, their present and potential contributions to the success of the Corporation, and such other factors as the Committee, in its discretion, shall deem relevant in order to accomplish the purposes of the Plan.

        5. Eligibility. Options will be granted only to persons who are employees of the Corporation or of a Subsidiary or to persons who are officers or directors of, or consultants or providers of services to, the Corporation or a Subsidiary.

        6.      Terms of Options and Limitations Thereon.

        (a) General. Any Option granted under this Plan shall be evidenced by a written agreement between the Corporation and the Option holder and shall be upon such terms and conditions not inconsistent with this Plan as the Committee may determine.



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        (b)  Price.  The  price at which any  shares  of Stock may be  purchased pursuant to the exercise of an Option shall be determined by the Committee, but in no event shall the price be less than the par value of the Stock.

        (c) Period of Option. Each Option granted under this Plan shall continue in effect for such period as the Committee shall determine.

        (d) Non-Assignability. No Option or right or interest in an Option shall be assignable or transferable by the holder except by will or the laws of descent and distribution and during the lifetime of the holder shall be exercisable only by him.

        (e) Other Restrictions. At the discretion of the Committee, any Options granted may be subject to restrictions on vesting or transferability or to risk of forfeiture, any of which may be accelerated or waived in the Committee's sole discretion.

        7.      Exercise of Options; Payment.

        (a) Options may be exercised in whole or in part at such time and in such manner as the Committee may determine and as shall be prescribed in the written agreement with each holder.

        (b) The purchase price of shares of Stock upon exercise of an Option shall be paid by the Option holder in full upon exercise and must be paid in cash.

        (c) At the discretion of the Committee, any Stock issuable upon exercise of an Option may be subject to restrictions on vesting or transferability or to risk of forfeiture upon the happening of such events as the Committee may determine, any of which may be accelerated or waived in the Committee's sole discretion.

        (d) No shares of Stock shall be issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee, including without limitation those described in Section 11 hereof.

        8.      Stock Adjustments.

        (a) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Corporation is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired Options then outstanding hereunder.



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        (b) If by reason of recapitalization,  reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the Stock payable in Stock, the outstanding shares of Stock of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board of Directors shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable.

        (c) In the event of a  transaction  of the type  described in paragraphs
(a) and (b) above, the total number of shares of Stock on which Options may be granted under this Plan shall be appropriately adjusted by the Board of Directors.

        9. Termination of Affiliation. The Committee may provide for the termination of any Option upon termination of the holder's affiliation with the Corporation.

        10. No Rights Other Than Those Expressly Created. No person affiliated with the Corporation or any Subsidiary or other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to be retained in the employ of, or continue to be affiliated with the Corporation,
(ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor. No Option holder shall have any of the rights of a stockholder with respect to shares of Stock covered by an Option until such time as the Option has been exercised and shares of Stock have been issued to such person.

        11.     Miscellaneous.

        (a) Withholding of Taxes. Pursuant to applicable Federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Committee or the Corporation determines, the amount of any taxes which the Committee or the Corporation may determine is required to be withheld.

        (b) Securities Law Compliance. Upon exercise of an Option, the holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the shares of Stock in compliance with the provisions of applicable Federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of shares of Stock upon any exercise of an Option until completion of such registration or other qualification of such


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shares  under any  Federal or state  laws,  or stock  exchange  listing,  as the
Corporation may consider appropriate. The Corporation is not obligated to register or qualify the shares of Stock under federal or state securities laws and may refuse to issue such shares if neither registration nor exemption therefrom is practical. The Committee may require that prior to the issuance or transfer of Stock upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Corporation deems necessary or advisable under any applicable Federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

        (c) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any Subsidiary, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its Subsidiaries in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

        12.     Effective Date; Amendment; Termination.

        (a) The effective date of this Plan shall be the date of adoption by the Board of Directors.

        (b) The date of grant of any Option granted hereunder shall be the date upon which such Option shall be voted by the Committee, unless the vote expressly otherwise provides.

        (c) The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part. However, except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of any person to whom an Option has been granted without such person's consent.

        (d) This Plan shall terminate ten (10) years from its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.

        Date of Board of Director Adoption:  December 16, 1987
                                           ----------------------
        Amended June 2, 1993 effective July 23, 1993


        A true copy.

                                                 ATTEST:

                                                  /s/ Illegible
                                                 -------------------------------
                                                 Clerk or Secretary

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